UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Pioneer Natural Resources Company (“Pioneer”) with the Securities and Exchange Commission (the “SEC”) on October 20, 2020, Pioneer entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pioneer, Parsley Energy, Inc., a Delaware corporation (“Parsley”), Pearl First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pioneer (“Merger Sub Inc.”), Pearl Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Merger Sub LLC”), Pearl Opco Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Opco Merger Sub LLC”), and Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”), which provided for, among other things, (i) the merger of Merger Sub Inc. with and into Parsley, with Parsley continuing as the surviving entity (the “Surviving Corporation”) (such merger, the “First Company Merger”), (ii) simultaneously with the First Company Merger, the merger of Opco Merger Sub LLC with and into Opco LLC, with Opco LLC continuing as the surviving entity (such merger, the “Opco Merger”), and (iii) immediately following the First Company Merger and the Opco Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (such merger, together with the First Company Merger and the Opco Merger, the “Mergers”). On January 12, 2021, following approval by the stockholders of both Pioneer and Parsley at special meetings held that morning, the Mergers were consummated and Pioneer took various other actions, as discussed further below.

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2021, Pioneer entered into the First Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto. The primary changes effected by the Amendment were to increase the aggregate loan commitments from $1.5 billion to $2.0 billion, extend the maturity of the credit facility to January 12, 2026 (subject to provisions that permit two one-year extensions), and adjust the pricing in certain respects.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note above, on January 12, 2021, the Mergers were consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Mergers, each share of Class A common stock, par value $0.01 per share, of Parsley (the “Parsley Class A Common Stock”) issued and outstanding immediately prior to the effective time of the First Company Merger (the “Effective Time”) (other than shares of Parsley Class A Common Stock held in the treasury of Parsley or owned, directly or indirectly, by Pioneer or Merger Sub Inc. immediately prior to the Effective Time and any unvested restricted shares of Parsley Class A Common Stock that did not vest by their terms as a result of the consummation of the Mergers) were at the Effective Time converted into and became exchangeable for 0.1252 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Pioneer (the “Pioneer Common Stock”).

Additionally, at the Effective Time, each membership interest unit of Opco LLC (each, an “Opco LLC Unit”) issued and outstanding immediately prior to the Effective Time (other than any Opco LLC Unit owned, directly or indirectly, by Parsley or Pioneer or any of their respective subsidiaries immediately prior to the Effective Time), and all rights in respect thereof, were converted into the right to receive a number of shares of Pioneer Common Stock equal to the Exchange Ratio. At the Effective Time, each share of Class B common stock, par value $0.01 per share, of Parsley (the “Parsley Class B Common Stock”) was automatically cancelled for no additional consideration, subject to any statutory rights to appraisal pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) with respect to, and only with respect to, such shares of Parsley Class B Common Stock.

The issuance of shares of Pioneer Common Stock pursuant to the terms of the Merger Agreement, and other shares of Pioneer Common Stock reserved for issuance in connection with the transactions contemplated by the Merger Agreement, were registered under the Securities Act of 1933, as amended, pursuant to Pioneer’s registration statement on Form S-4, as amended (File No. 333-250888), which was declared effective by the SEC on December 4, 2020. The joint proxy statement/prospectus included in the registration statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Mergers.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant into a Material Definitive Agreement.

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Mergers, effective January 12, 2021, pursuant to the terms of the Merger Agreement and as approved by the Board of Directors of Pioneer (the “Pioneer Board”), the Pioneer Board was increased by two members. The Pioneer Board appointed Matt Gallagher, a director and President and Chief Executive Officer of Parsley as of immediately prior to the Effective Time, and A.R. Alameddine, a director of Parsley as of immediately prior to the Effective Time, to the Pioneer Board.

Accordingly, following the consummation of the Mergers, the Pioneer Board now has twelve members, consisting of the ten individuals serving on the Pioneer Board immediately prior to completion of the Mergers, Mr. Gallagher and Mr. Alameddine. In connection with their appointments to the Pioneer Board, Mr. Gallagher was appointed to serve on the Health, Safety and Environment Committee and the Reserves Committee of the Pioneer Board and Mr. Alameddine was appointed to serve on the Nominating and Corporate Governance Committee and the Compensation and Leadership Development Committee of the Pioneer Board.

In connection with their appointments, each of the new directors will receive the standard non-employee director compensation for serving on the Pioneer Board. In addition, Mr. Gallagher and Mr. Alameddine each entered into Pioneer’s standard form of indemnification agreement for its non-employee directors, which requires Pioneer to indemnify the director to the fullest extent permitted by the DGCL. For a description of the compensation program for Pioneer’s non-employee directors and Pioneer’s indemnification agreements, please see Pioneer’s proxy statement for its 2020 annual meeting of stockholders, filed with the SEC on April 9, 2020.

Neither Mr. Gallagher nor Mr. Alameddine is related to any existing officer or director of Pioneer, or each other. Information pertaining to the related interests of Mr. Gallagher and Mr. Alameddine was previously reported in the Joint Proxy Statement/Prospectus.

Item 7.01	Regulation FD Disclosure.

On January 12, 2021, Pioneer issued a press release announcing the results of the stockholder votes at its and Parsley’s special meetings held that morning and the consummation of the Mergers following approval by the stockholders of both Pioneer and Parsley. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

Pioneer incorporates by reference from the Joint Proxy Statement/Prospectus the risk factors with the following titles into this Current Report on Form 8-K:

•	Pioneer’s ability to utilize its historic U.S. net operating loss carryforwards and those of Parsley may be limited.

•

Uncertainties associated with the mergers may cause a loss of management personnel and other key employees of Parsley, which could adversely affect the future business and operations of Pioneer following the mergers.

•	Pioneer may be unable to integrate the business of Parsley successfully or realize the anticipated benefits of the mergers.

•	The synergies attributable to the mergers may vary from expectations.

•	The future results of Pioneer following the mergers will suffer if Pioneer does not effectively manage its expanded operations.

•	The mergers may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.

•

The unaudited pro forma combined financial statements and the summary pro forma combined oil, NGL and gas reserve and production data included in this joint proxy statement/prospectus are based on a number of preliminary estimates and assumptions, and the actual results of operations, cash flows and financial position of Pioneer after the mergers may differ materially.

•

Following the completion of the mergers, Pioneer may incorporate Parsley’s hedging activities into Pioneer’s business, and Pioneer may be exposed to additional commodity price risks arising from such hedges.

Pioneer also incorporates by reference from the Joint Proxy Statement/Prospectus the pro forma information under the caption “Summary Pro Forma Combined, Oil, NGL and Gas Reserve and Production Data” into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)                  Financial Statements.

The audited consolidated balance sheets of Parsley and its subsidiaries as of December 31, 2019 and 2018 and the related audited consolidated statements of operations, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2019, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Parsley’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020.

The unaudited consolidated balance sheet of Parsley and its subsidiaries as of September 30, 2020, and the related unaudited consolidated statements of operations, changes in equity and cash flows for the nine month periods ended September 30, 2020 and 2019, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Parsley’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on October 30, 2020.

(b)                  Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020 was previously filed in the Joint Proxy Statement/Prospectus under the caption “Unaudited Pro Forma Combined Financial Statements,” and is incorporated by reference in this Current Report on Form 8-K.

(d)                  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 20, 2020, by and among Pioneer Natural Resources Company, Pearl First Merger Sub Inc., Pearl Second Merger Sub LLC, Pearl Opco Merger Sub LLC, Parsley Energy, Inc. and Parsley Energy, LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pioneer with the SEC on October 20, 2020).*

10.1	First Amendment to Credit Agreement, dated as of January 12, 2021, by and among Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto.

23.1	Consent of KPMG LLP relating to Parsley Energy, Inc.

99.1	Press Release, dated January 12, 2021, announcing consummation of the Mergers and results of the special meetings.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date: January 12, 2021